UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2019 (May 08, 2019)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Yes  ☐    No   ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, without par value	STFC	The NASDAQ Global Select Market

Section 1.	Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
Amendments to Credit Agreements with State Automobile Mutual Insurance Company
State Automobile Mutual Insurance Company ("State Auto Mutual") owns approximately 60% of the outstanding common shares of State Auto Financial Corporation ("STFC"). State Auto Property & Casualty Insurance Company ("SAPC") and Milbank Insurance Company ("Milbank") are wholly owned subsidiaries of STFC.
On May 8, 2019, State Auto Mutual, as borrower, and SAPC as lender, entered into an Addendum (the "SAPC Loan Amendment") to the Credit Agreement dated as of May 8, 2009 ("SAPC Credit Agreement").
The SAPC Loan Amendment extends the maturity date of the $50.0 million loan made under the SAPC Credit Agreement from May 8, 2019 to May 8, 2029 or such later date as SAPC may agree to, in its sole discretion. All principal of this loan will be due on this new maturity date. The SAPC Loan Amendment also reduces the interest rate to 4.05% per annum from 7% per annum. No other terms of the SAPC Credit Agreement were changed by the SAPC Loan Amendment. The SAPC Loan Amendment was approved by the Iowa Department of Insurance, SAPC's state of domicile. The SAPC Loan Amendment was recommended for approval by the Independent Committee of the Board of Directors of STFC, a committee consisting of all independent directors (the "STFC Independent Committee"), and was approved by the SAPC Board of Directors, whose members are identical to the Board of Directors of STFC.
Concurrently with entering into the SAPC Loan Amendment, State Auto Mutual, as borrower, and Milbank as lender, entered into an Addendum, to be effective May 19, 2019 ("Milbank Loan Amendment") to the Credit Agreement dated as of May 19, 2009 ("Milbank Credit Agreement").
The Milbank Loan Amendment extends the maturity date of the $20.0 million loan made under the Milbank Credit Agreement from May 19, 2019 to May 19, 2029 or such later date as Milbank may agree to, in its sole discretion. All principal of this loan will be due on this new maturity date. The Milbank Loan Amendment also reduces the interest rate to 4.05% per annum from 7% per annum. No other terms of the Milbank Credit Agreement were changed by the Milbank Loan Amendment. The Milbank Loan Amendment was approved by the Iowa Department of Insurance, Milbank's state of domicile.The Milbank Loan Amendment was recommended for approval by the STFC Independent Committee and was approved by the Milbank Board of Directors, whose members are identical to the Board of Directors of STFC.
Copies of the SAPC Loan Amendment and Milbank Loan Amendment are attached as exhibits to this Current Report on Form 8-K.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Information concerning the SAPC Loan Amendment and Milbank Loan Amendment are set forth in Item 1.01,which information is incorporated herein by reference.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	Addendum, effective May 8, 2019, to the Credit Agreement dated as of May 8, 2009, between State Auto Property & Casualty Insurance Company and State Automobile Mutual Insurance Company.
10.02	Addendum, effective May 19, 2019, to the Credit Agreement dated as of May 19, 2009, between Milbank Insurance Company and State Automobile Mutual Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 13, 2019	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel